UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2025

SenesTech, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37941	20-2079805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13430 North Dysart Road, Suite 105

Surprise, Arizona 85379

(Address of principal executive offices) (Zip Code)

(928) 779-4143

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per Share	SNES	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2025, in connection with Michael Edell’s previously announced appointment as our Interim Chief Operating Officer, we entered into an employment offer letter agreement with Mr. Edell (the “Employment Agreement”) to serve as our Interim Chief Operating Officer, effective November 3, 2025 (the “Commencement Date”).

Under the terms of the Employment Agreement, Mr. Edell will receive $30,000 per month, less applicable taxes and withholdings. Mr. Edell will be eligible to receive bonuses, subject to the discretion and approval of our Board of Directors, for (i) Q4 of 2025 in an amount up to $25,000, and (ii) Q1 of 2026 in an amount up to $30,000. No other forms of compensation, including additional bonuses, commissions, or equity awards, will be provided unless specifically authorized in writing by us. Given the interim and at-will nature of Mr. Edell’s role, Mr. Edell will not be eligible for company-sponsored benefits, including but not limited to health insurance, retirement plans, paid time off, or other fringe benefits, except as required by California law.

During the term of the employment with us, Mr. Edell will be restricted from competing with our business.

The Employment Agreement is effective as of the Commencement Date and will continue for a period of six months thereafter, unless sooner terminated. Mr. Edell’s employment is strictly at-will, however, we must provide Mr. Edell 60 days’ advance written notice (the “Notice Period”) for a termination without Cause (as defined in the Employment Agreement). We may, in our sole discretion, choose to relieve Mr. Edell of his duties for us immediately, but Mr. Edell will remain an employee and continue to be paid his regular salary during the Notice Period. Mr. Edell may also terminate his employment for any reason upon 60 days’ advance written notice. Except as otherwise provided in the Employment Agreement, Mr. Edell will not be entitled to, nor eligible for, any severance pay, separation pay, or any other post-termination compensation.

The description of the Employment Agreement set forth above does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits

10.1	Employment Offer Letter by and between SenesTech, Inc. and Michael Edell dated November 7, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENESTECH, INC.

Date: November 14, 2025	By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Executive Vice President, Chief Financial
Officer, Treasurer and Secretary

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